EX 99.1
For Immediate Release

PROS Expands Board of Directors with Appointment of
Leslie J. Rechan

HOUSTON, May 21, 2015 – PROS® (NYSE: PRO), a big data software company, today announced the appointment of Leslie J. Rechan to its board of directors. Rechan, who was elected by PROS shareholders at its annual shareholder meeting on Thursday, May 21, joins the board as an independent director for a three-year term effective immediately.

Rechan brings to the board a broad range of software experience from some of the world’s leading technology organizations. Most recently he served as general manager of the IBM Business Analytics Division. He’s also served as Chief Operating Officer of Cognos, and has held global executive leadership roles with Oracle, Siebel Systems, Cadence Design Systems and Onyx Software. Rechan currently serves on the boards of Halogen Software and Cognitive Scale.

“We welcome Les to the PROS board of directors,” said PROS Chairman of the Board Bill Russell. “His first-hand knowledge and experience in high-growth software companies is impressive and a great addition to our board. We look forward to working with Les in helping PROS deliver increasing value to our shareholders.”
“Les Rechan’s rich and comprehensive experience is a great complement to PROS,” said PROS President and Chief Executive Officer Andres Reiner. “His experience with high-growth companies will be valuable to our team, as we continue to scale our business for long-term growth and capitalize on our large market opportunity. We are excited to work with Les.”

“PROS is a recognized leader in smart applications that help companies outperform,” said Rechan. “I’m impressed with the company’s rich history, its partnerships with customers and the long-standing commitment to innovation. I look forward to working with the PROS board and its executive team to help them drive shareholder value.”

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has completed over 800 implementations of its solutions in more than 55 countries. The PROS team comprises more than 1,000 professionals around the world. To learn more, visit www.pros.com.

Forward-looking Statements
This press release contains forward-looking statements, including statements about the functionality and benefits of PROS software products. The forward-

looking statements contained in this press release are based upon PROS historical experience with sales, pricing, revenue management and big data software and its current expectations of the benefits of sales, pricing, revenue management and big data software for organizations that implement and utilize such software. Factors that could cause actual results to differ materially from those described herein include the addressability of an organization’s sales, pricing, revenue management and big data software needs and the risks associated with the complex implementation and maintenance of sales, pricing, revenue management and big data software such as PROS software products. Additional information relating to the uncertainty affecting the PROS business is contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
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Media Contacts:
Yvonne Donaldson
ydonaldson@pros.com
713.335.5310
Sheila Watson
swatson@pros.com
713.335.5287